CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

ANALYTICA BIO-ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-127170 (Commission File Number)	98-0476582 (IRS Employer ID No.)

1896 Stoneybrook Court, Mississauga, Ontario, Canada  L5L 3W2

(Address of principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of an acquisition

On December 1, 2014  the Company has merged with 2 privately owned entities, iAstek Technologies Inc. {Taiwan) and ARCHI Fame Design Corporation (Taiwan), each a privately held Taiwan company that provides to Analytica many proprietary services in wastewater technology, project design, equipment installation and development, and will oversees all phases of each project with certified engineers on staff.

The merger of the companies will add many additional products and services which are immediately beneficial to our current projects and clients and creates a full spectrum of products and services and will provide significant additional revenue opportunities for the new combined entities

The acquisition was by way of share exchange by which each of the shareholders in the merged entities exchanged their shares for shares in Analytica.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized on December 8, 2014.

ANALYTICA BIO-ENERGY CORP.

By: /S/ Luiz Brasil

Luiz Brasil

President